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                                                    Filed under Rule 424(b)(3)
                                                            File No. 333-01623

SUPPLEMENT NO. 3 TO PROSPECTUS DATED MARCH 15, 1996
(AS SUPPLEMENTED MARCH 15, 1996)

                                PACCAR FINANCIAL CORP.
                             MEDIUM-TERM NOTES, SERIES H
                 DUE FROM 9 MONTHS TO 10 YEARS FROM DATE OF ISSUE
        INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY

                                                               INTEREST RATE
RANGE OF MATURITIES                                              PER ANNUM
-------------------                                            -------------
From 13 months to 23 months . . . . . . . . . . . . . . . . .       5.80%
More than 23 months to 33 months. . . . . . . . . . . . . . .       5.85%
More than 33 months to 43 months. . . . . . . . . . . . . . .       6.06%
More than 43 months to 53 months. . . . . . . . . . . . . . .       6.23%


Dated: March 25, 1996
Form of Note (check one):    Book Entry  [X]
                           Certificated  [ ]

In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.